                                                                  Exhibit 5.1

               [LETTERHEAD OF STIBBE SIMONT MONAHAN DUHOT P.C.]


IFCO Systems N.V.
Strawinskylaan 2001
1077 ZZ   AMSTERDAM
The Netherlands



Ladies and Gentlemen:

We have acted as legal counsel in the Netherlands to IFCO Systems N.V., a Netherlands company (the "Issuer"), in connection with the filing by the Issuer under the Securities Act of 1933, as amended, of a registration statement dated February 2, 2000 on Form F-4 (the "Registration Statement") with the United States Securities and Exchange Commission, filed in connection with a combination of the businesses of the Issuer and PalEx, Inc. ("PalEx") in the manner and on the terms and conditions as set forth in the Amended and Restated Agreement and Plan of Reorganization dated October 6, 1999 as included in the Registration Statement (the "Merger Agreement").

In rendering this opinion we have examined and relied upon the following documents:

(1)  the Registration Statement which includes the Merger Agreement;

(2) Amendment no. 1 to the Amended and Restated Agreement and Plan of Reorganization;

(3) an excerpt dated the date hereof of the registration of the Company in the Trade Register of the Chamber of Commerce of Amsterdam, The Netherlands (the "Excerpt");

(4) a copy of the Deed of Incorporation of the Company (the "Deed of Incorporation"), executed on March 31, 1999 which includes the articles of association (statuten) of the Company in force on the date hereof (the "Articles");

(5) the proposed amendement of the Articles as included in the Registration Statement;

(6) a company certificate of even date hereof attached hereto as Annex 1 (the "Company Certificate");

and such other documents and such treaties, laws, rules, regulations, and the like, as we have deemed necessary as a basis for the opinions hereinafter expressed.

We have assumed:

(i)    the genuineness of all signatures;

(ii) the authenticity of all the agreements, certificates, and other documents submitted to us as originals;

(iii) the conformity to the originals of all documents submitted to us as copies;

(iv) that a ministerial declaration of non-objection will be received with respect to the document referred to under (5) above and that such document will be duly and validly executed through a notarial deed prior to the issuance of the Shares, substantially in the form as examined by us as draft;

(v) that the resolution to issue the Shares shall have been validly passed prior to the issuance of the Shares;

(vi) that prior to the issuance of Shares the Company shall have made a description as referred to in Section 2:94(b)(1) of the Dutch Civil Code and an accountant qualified in the Netherlands shall have issued a certificate as referred to in Section 2:94(b)(2) of the Dutch Civil Code; and

(vii) that the contents of the Excerpt and the Company Certificate are true and complete as of the date hereof.

Based on the foregoing and subject to any factual matters or documents not disclosed to us in the course of our investigation, and subject to the qualifications and limitations stated hereafter, we are of the opinion that:

A. The Company has been duly incorporated and is validly existing as a "naamloze vennootschap" (company with limited liability) under the laws of The Netherlands.

B. The Shares, to be issued for the benefit of PalEx shareholders as contemplated in the Registration Statement (the "Shares"), when duly issued and delivered in accordance with the provisions of the Merger Agreement and Netherlands law, against payment therefor as provided in the Merger Agreement, will be duly and validly issued, fully paid and non-assessable.

In rendering the opinions expressed herein, we have, with your approval, relied without independent investigation as to all matters governed by or involving conclusions under the federal law of the United States of America and the law of the State of New York, upon the opinion (including the qualifications, assumptions and limitations expressed therein) of King & Spalding, United States counsel to the Company, of even date herewith.

We express no opinion on any law other than the law of The Netherlands as it currently stands and has been interpreted in published case law of the courts of The Netherlands as per the date hereof. We express no opinion on any laws of the European Communities (insofar as not implemented in The Netherlands in statutes or other regulations of general application).

This opinion is strictly limited to the matters stated herein and may not be read as extending by implication to any matters not specifically referred to. Nothing in this opinion should be taken as expressing an opinion in respect of any representations or warranties, or other information, or any other document examined in connection with this opinion except as expressly confirmed herein.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" contained in the prospectus which is included in the Registration Statement.

Yours sincerely,

/s/ Stibbe Simont Monahan Duhot P.C.

Stibbe Simont Monahan Duhot P.C.



18394

                                                                         ANNEX 1

                              COMPANY CERTIFICATE
                              -------------------

The undersigned, Dr. Willy von Becker, officer of IFCO Systems N.V. (the "Company") and authorised to represent the Company, hereby declares the following to Stibbe Simont Monahan Duhot P.C. in order for them to rely on the contents hereof in the framework of the legal opinion to be issued by them to us in relation to the Registration Statement on Form-4 relating to the proposed merger of the Company with PalEx, Inc.:

1. The Company has not proposed and the shareholders of the Company have not resolved to dissolve the Company;

2. The Company is not involved in legal proceedings which are aimed at the dissolution of the Company;

3. The Company has not applied for suspension of payment or bankruptcy, nor has the Company been granted suspension of payment or declared bankrupt;

4. Since the shareholders resolution of 22 November 1999 to amend the articles of association of the Company, no resolution to amend the articles of association of the Company has been taken;

5. Prior to the shareholders resolution of 22 November 1999, no resolution to amend the articles of association of the Company has been taken, which has not been carried out up to this date.


Signed by Dr. Willy von Becker on February 1, 2000.



/s/ Willy von Becker
----------------------------------
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                         [KING & SPALDING LETTERHEAD]


                                                                February 2, 2000


Stibbe Simont Monahan Duhot
350 Park Avenue, 28th Floor
New York, New York  10022

Ladies and Gentlemen:

     We have acted as special New York counsel to IFCO Systems N.V. ("IFCO Systems"), in connection with the preparation, execution and delivery of the Amended and Restated Agreement and Plan of Reorganization, dated as of October 6, 1999 and effective as of March 29, 1999 (the "Merger Agreement"), by and among IFCO Systems, IFCO Europe Beteiligungs GmbH, MTS Okologistik Verwaltungs GmbH, IFCO International Network Beteiligungsgesellschaft mbH, Schoeller Logistics Industries GmbH, Silver Oak Acquisition Corp. and PalEx, Inc. (collectively, the "Merger Parties"). You have requested this opinion in connection with the filing by IFCO Systems of a registration statement (the "Registration Statement") on Form F-4 under the Securities Act of 1933 with the Securities and Exchange Commission. The Registration Statement is being filed in connection with the consummation of the transactions contemplated by the Merger Agreement.

     In that connection, we have examined counterparts of the Merger Agreement, executed by the Merger Parties.

     In our examination of the Merger Agreement, we have assumed the genuineness of all signatures, the due authority of the parties executing the Merger Agreement and the conformity to the original of the copy of the Merger Agreement submitted to us. We have also assumed that each of the Merger Parties is duly incorporated, validly existing and in good standing as a corporation under the laws of its respective jurisdiction, has taken all steps necessary to execute the Merger Agreement under the laws of its respective jurisdiction and has duly executed and delivered, with all necessary power and authority (corporate and otherwise), the Merger Agreement. As to matters of fact, we have relied solely upon the document we have examined.

     Based upon the foregoing, and subject to the qualifications set forth below, we are of the opinion that the Merger Agreement creates a legal, valid and binding obligation of IFCO Systems enforceable against IFCO Systems in accordance with its terms.

           Our opinion is subject to the following qualifications:

           (a) Our opinion expressed above is subject to the effect of any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar law affecting creditors' rights generally.

           (b) Our opinion expressed above is subject to the effect of general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

           (c) We note further that, in addition to the application of equitable principles described above, courts have imposed an obligation on contracting parties to act reasonably and in good faith in the exercise of their contractual rights and remedies, and may also apply public policy considerations in limiting the right of parties seeking to obtain indemnification under circumstances where the conduct of such parties in the circumstances in question is determined to have constituted negligence.

           (d) Our opinion expressed above is limited to the laws of the State of New York and the Federal laws of the United States, and we do not express any opinion herein concerning any other laws.

     This opinion letter speaks only as of the date hereof. We do not assume, and we expressly disclaim, any responsibility to advise you of any change of law or fact that may occur after the date of this opinion letter even though such change may affect the legal analysis, a legal conclusion or any other matter set forth in or relating to this opinion letter.

     We hereby consent to the use of this opinion as an exhibit to your opinion that will be filed as an exhibit to the Registration Statement.


                                    Very truly yours,

                                    /s/ King & Spalding


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